UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2025

FibroBiologics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41934	86-3329066
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

455 E. Medical Center Blvd.

Suite 300

Houston, Texas 77598

(Address of principal executive offices and Zip Code)

(281) 671-5150

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	FBLG	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2025, FibroBiologics, Inc. (the “Company”) filed a Registration Statement on Form S-1 (File No. 333-284077) with the Securities and Exchange Commission (the “Registration Statement”). Pursuant to Instruction 1 to Item 402(c)(2)(iii) and (iv) of Regulation S-K, the Summary Compensation Table included in the Registration Statement noted that the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company had not yet determined annual incentive bonuses for its 2024 fiscal year for the Company’s principal executive officer and two other most highly compensated executive officers for fiscal 2024 (the “Named Executive Officers”), and that the Company would provide an updated Summary Compensation Table following such determination.

On January 23, 2025, the Compensation Committee and the Board approved fiscal 2024 annual incentive bonuses for the Named Executive Officers. In accordance with Item 5.02(f) of Form 8-K, set forth below is an updated Summary Compensation Table, which includes fiscal 2024 annual incentive bonuses and total compensation figures for the Company’s fiscal year ended December 31, 2024. The Compensation Committee and the Board also approved a bonus of $75,000 for Mr. Robert E. Hoffman, the Company’s Interim Chief Financial Officer.

2024 Summary Compensation Table

The following table represents information regarding the total compensation awarded to, earned by or paid to our named executive officers during the fiscal years ended December 31, 2023 and 2024:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Pete O’Heeron	2024	600,000	—	788,452	390,000	26,747	1,805,199
Chairperson and CEO	2023	600,000	—	3,335,400	300,000	50,908	4,286,308

Hamid Khoja, Ph.D.	2024	325,000	—	341,895	150,000	36,751	853,646
Chief Scientific Officer	2023	325,000	—	818,100	113,750	50,908	1,307,758

Ruben A. Garcia(1)	2024	270,833	15,000	2,283,274	142,188	41,548	2,752,843
General Counsel

(1)	No information is provided with respect to fiscal 2023 for Mr. Garcia because Mr. Garcia was not a named executive officer prior to fiscal 2024. Mr. Garcia joined the Company as General Counsel on March 1, 2024.
(2)	Amounts in this column reflect the aggregate grant date fair value of stock options granted, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718, rather than the amounts paid to or realized by the named executive officer. The assumptions used to calculate the grant date fair value of the stock options granted on December 27, 2024 are a $2.36 stock and exercise price, time to maturity of 5.5 years, no dividend yield, an annual risk-free rate of interest of 4.45%, and an annual volatility of 108.93%. The assumptions used to calculate the grant date fair value of the stock options granted to Mr. Garcia on March 1, 2024 are a $13.00 stock and exercise price, time to maturity of 7 years, no dividend yield, an annual risk-free rate of interest of 4.20%, and an annual volatility of 97.28%.
(3)	The dollar amounts reflect the incentive bonuses earned by the named executive officers for performance in that fiscal year, which were paid in the subsequent fiscal year.
(4)	Amounts in the “All Other Compensation” column for 2024 consist of the amounts set forth in the table below. Healthcare benefits include medical, dental and vision.

Named Executive Officer (2024)	401(k) Plan Matching Contributions ($)	Healthcare Benefits ($)	Relocation Expenses ($)
Pete O’Heeron	—	26,747	—
Hamid Khoja, Ph.D.	—	36,751	—
Ruben A. Garcia	15,525	7,617	18,406

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 24, 2025	FibroBiologics, Inc.

	By:	/s/ Pete O’Heeron
	Name:	Pete O’Heeron
	Title:	Chief Executive Officer